Exhibit 10.2

May 16, 2022

AXIOS Sustainable Growth Acquisition Corporation

Hidden Pines Farm, 14090, Hopewell Road

Alpharetta, Georgia 30004

Re:Post IPO Working Capital Note

Ladies and Gentlemen:

Reference is made to the Promissory Note entered into by and between AXIOS Sustainable Growth Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and AXIOS Sponsor LP, a Delaware limited partnership (the “Sponsor”), dated as of December 12, 2021 (the “Promissory Note”), which matured on February 18, 2022 (the “IPO Closing Date”). The Company desires to reborrow the amounts that were owed under the Promissory Note and the Sponsor desires to lend to the Company the amounts that were owed under the Promissory Note. In full satisfaction of all outstanding obligations under the Promissory Note, each of the Company and the Sponsor agree that the existing Promissory Note shall be cancelled immediately and the parties shall enter into a new Convertible Promissory Note (the “Working Capital Note”), dated the date hereof, with an initial outstanding balance equal to the amount outstanding balance on the Promissory Note on the IPO Closing Date plus the amount of the advances made by the Sponsor to the Company in February, March and April of 2022.

The Sponsor acknowledges and agrees that upon execution of the Working Capital Note, the Company has satisfied all of its obligations under the Promissory Note and the Promissory Note shall be of no further force and effect, and the parties to the Promissory Note shall have no further obligation, liability or debt to each other thereunder. Furthermore, the Sponsor waives to the full extent permitted by applicable law any claims it may have against the Company relating to the Promissory Note, including any claims arising from any default or Event of Default (as defined in the Promissory Note).

Notwithstanding anything herein to the contrary, the Sponsor hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of the Company’s initial public offering (the “IPO”) (including the deferred underwriting discounts and commissions) and proceeds of the sale of private placement warrants were deposited, as described in greater detail in the registration statement on Form S-1 relating to the IPO filed by the Company with the U.S. Securities and Exchange Commission, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

AXIOS SPONSOR LP

By:	/s/ Benedikt E. Förtig
	Name:	Benedikt E. Förtig
	Title:	Authorized Signatory

Acknowledged and Agreed:

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

By:	/s/ Benedikt E. Förtig
	Name:	Benedikt E. Förtig
	Title:	Chief Executive Officer

[Signature Page to Working Capital Note Letter Agreement]